SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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 FORM 8-K

__________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): July 1, 2020

CANNAGISTICS, INC.

 (Exact name of registrant as specified in charter)

Nevada	000-55711	90-0338080
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Veterans Highway Suite 310 Hauppaige, NY	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 631-676-7230

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13ed-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of July 1, 2020, the following has resigned as President/CEO of the Registrant.

Name	Position
James W. Zimbler	President/CEO

Mr. Zimbler remains on the Board of Directors of the Registrant

The Officer resigning has stated in his resignation letter that his resignation as president does not in any way imply or infer that there is any dispute or disagreement relating to the Company’s operations, policies or practices.

Each resigning Officer has been provided a copy of his disclosure, no less that the day the Registrant is filing the disclosure with the Commission. Each Officer will be given an opportunity to furnish the Registrant a letter or response, that he agrees with the statements made by the Registrant in this Section 5.02, and if not, stating the respects in which he does not agree.

Effective as of July 1, 2020, the following individual(s) were elected as Officers and to the Board of Directors of the Registrant:

Name	Age	Position
Rob Gietl	55	President/CEO and Chairman of the Board of Directors

Rob Gietl

Rob Gietl was most recently, Until March 2020 the Interim CEO of Availa Bio, Inc., a company engaged in the development of numerous patented and patent pending products in the health and wellness space. From April 2017 to February 2019, Mr. Gietl was CEO of MYM Nutraceuticals Inc., an emerging bio-pharmaceutical company and distributor of medical cannabis products. He previously served from September 2015 to March 2017as the Director of Business Development at NRI Global Inc. where he led industrial acquisitions, environmental remediation and global sales of reusable assets and commodities

From 2011 to 2015 was the Director of Business Development at RG Consultants. Responsible for the Research, investigation, and evaluation of large industrial facilities. Client partnership to develop various strategies for decommissioning with land repurposing considered, including the ability to repurpose reusable assets globally, the evaluation of Ferrous steel quantities and Non Ferrous copper, stainless steel, aluminum, brass for both for processing to Smelter specs and sell throughout North America and overseas with all aspects of Logistics considered to satisfy clients timelines & production schedules. In 2010, was Director of Terminal City Club a private club in Vancouver, BC. leading the development/execution of the corporate vision and strategic plans plus supporting the profitable management of ongoing business operations. Charged with directing and controlling marketing, financial, capital costs, human resources, staff development and administration to realize a rapid growth within a brief period. From 1996 to 2009 was the Managing Director of Element Hospitality Group, Vancouver, BC and was involved with the purchase, rebuild and rebranding of an existing restaurant concept, extended formula to open second location in another area of the city within 5 years. Project managed renovation, established key relationships with suppliers and contractors, managed all fiscal budgets and resources Was integral to the 150% increase in revenues for second location within first year, the recruitment of a management team of 40, establishing a superior customer experience and developed creative marketing programs and initiated partnerships with local businesses to build brand awareness, outpacing the competition and increasing revenue streams.

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Mr. Gietl is a seasoned Business Development and Operations executive with a diverse track record of leading change across all areas of concept creation, brand re-positioning, market penetration, fiscal accountability and efficient execution of business plans. He has grown business effectiveness in an array of sectors and circumstances throughout Canada, consistently aligned with stakeholders’ goals and values. Mr. Gietl was most recently the Director of Business Development at NRI Global Inc. where he headed up multimillion-dollar industrial acquisitions, environmental remediation and global sales of reusable assets and commodities. His skills in negotiations and plan development enabled him to leverage partnerships to accelerate expansion and facilitate synergy in execution.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No. Description

17.1       Letter of Resignation of James W. Zimbler as President and CEO, dated July 1, 2020

99.1       Employment Agreement of Rob Gietl, dated July 1, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cannagistics, Inc.

/s/ Rob Gietl

Rob Gietl

Chief Executive Officer

Date: July 8, 2020

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